Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Second Quarter 2021 Results

CANTON, Ohio – August 12, 2021 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its second quarter fiscal 2021 results for the period ended June 30, 2021.

“There have been many key events achieved during the second quarter and continuing into the third quarter, highlighting the strength of the ecosystem that we are creating”, stated Michael Crawford, President and CEO of HOFV. “The foundation that has been laid has created momentum across all business verticals. The last months have been exciting and show the strength of the team to achieve all these accomplishments. We, together with the Pro Football Hall of Fame, hosted Enshrinement Week last week with thousands of people coming to the Hall of Fame Village powered by Johnson Controls to celebrate two Enshrinements (2020 and 2021), the NFL Hall of Fame Game, and concert. Within our Hall of Fame Village Media subsidiary, we co-produced World Chase Tag (“WCT”) 2021 Championships and launched a set of NFTs for six football legends. Finally, within our gaming vertical, our Hall of Fantasy league announced the front offices for each of the teams and launched an app.”

Key Financial Highlights

●	Second quarter revenue was $2.4 million, an increase of 39% compared to the same period of the prior year, primarily driven by hotel revenue. Event and rental revenue also contributed to revenue.

●	Second quarter net income was $15.5 million. This was primarily due to income of $26.3 million related to a change in fair value of warrant liability.

●	Second quarter adjusted EBITDA was a loss of $5.6 million, compared to $1.3M in the same period of the prior year, resulting from increased investments in operations. See page 6 for reconciliation of net income attributable to Hall of Fame Resort & Entertainment Company stockholders to adjusted EBITDA.

●	The Company finished its second quarter with a cash balance, including restricted cash, of $73.7 million, compared to $68.5 million as of March 31, 2021. The increased cash balance was driven by proceeds from the Series B preferred shares and warrants issued during the quarter.

Second Quarter Business Highlights

●	Recognized with 2020 Hilton Legacy Award for our conversion and launch of the DoubleTree by Hilton Canton Downtown Hotel.

●	Announced Hall of Fame Running Back Terrell Davis as the commissioner of the Hall of Fantasy League for the inaugural 2021-2022 season.

●	Completed $15.2M raise of Series B preferred stock and warrants in June to further strengthen the Company’s balance sheet.

●	Announced collaboration with Tupelo Honey, WCT, and ESPN to produce World Chase Tag 2021 Championships. The Company hosted the competition with the event being televised on ESPN.

Subsequent To Quarter End Highlights

●	Announced partnership with Esports Entertainment Group to become the official esports provider and will operate a Helix eSports entertainment center that is scheduled to open in 2022.

●	Partnered with Venuetize to develop a mobile app to provide guests with information and more convenient visits to the Hall of Fame Village powered by Johnson Controls.

●	Announced front office staff for the Hall of Fantasy League’s inaugural 2021-2022 season with former NFL players and top fantasy experts leading the franchises.

●	Signed a multi-year sponsorship agreement with Hendrickson, a leading global manufacturer and supplier of commercial transportation products.

●	Launched “Playbooks”, a collectible series of NFTs highlighting memorable plays of six pro football legends.

Conference Call

The Company will host a conference call and webcast Friday, August 13, 2021, beginning at 8:30 a.m. ET, to provide commentary on the business. Speaking on the call will be Michael Crawford, President and Chief Executive Officer, and Jason Krom, Chief Financial Officer.

Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Sponsorships, net of activation costs	$1,508,402	$1,660,928	$2,983,838	$3,321,856
Rents and cost recoveries	55,078	42,657	96,961	317,437
Event revenues	5,057	-	6,719	27,833
Hotel revenues	795,222	-	1,191,560	-
Total revenues	$2,363,759	$1,703,585	$4,279,078	$3,667,126

Operating expenses
Property operating expenses	6,219,781	2,428,283	12,228,780	9,112,269
Hotel operating expenses	1,596,989	-	2,363,154	-
Commission expense	260,583	607,126	427,250	1,057,980
Depreciation expense	2,972,130	2,723,303	5,893,067	5,445,423
Total operating expenses	$11,049,483	$5,758,712	$20,912,251	$15,615,672

Loss from operations	(8,685,724)	(4,055,127)	(16,633,173)	(11,948,546)

Other expense
Interest expense	(1,004,419)	(2,199,785)	(1,959,727)	(4,209,795)
Amortization of discount on note payable	(1,164,613)	(3,443,333)	(2,398,727)	(6,677,746)
Change in fair value of warrant liability	26,315,888	-	(90,035,112)	-
Gain on extinguishment of debt	-	-	390,400	-
Total other income (expense)	$24,146,856	$(5,643,118)	$(94,003,166)	$(10,887,541)

Net income (loss)	$15,461,132	$(9,698,245)	$(110,636,339)	$(22,836,087)

Series B preferred stock dividends	$(130,000)		$(130,000)
Non-controlling interest	209,921	-	160,210	-

Net loss attributable to HOFRE stockholders	$15,541,053	$(9,698,245)	$(110,606,129)	$(22,836,087)

Net loss per share - basic	$0.16	$(1.78)	$(1.30)	$(4.20)

Weighted average shares outstanding, basic	94,397,222	5,436,000	84,978,294	5,436,000

Net loss per share - diluted	$-	$(1.78)	$(1.30)	$(4.20)

Weighted average shares outstanding, diluted	107,353,272	5,436,000	84,978,294	5,436,000

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of:
	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Cash	$61,908,208	$7,145,661
Restricted cash	11,759,884	32,907,800
Accounts receivable, net	869,421	1,545,089
Prepaid expenses and other assets	8,954,346	6,920,851
Property and equipment, net	150,151,539	154,355,763
Project development costs	126,595,920	107,969,139
Total assets	$360,239,318	$310,844,303

Liabilities and stockholders’ equity
Liabilities
Notes payable, net	$103,534,759	$98,899,367
Accounts payable and accrued expenses	12,825,686	20,538,190
Due to affiliate	1,901,992	1,723,556
Warrant liability	55,805,000	19,112,000
Other liabilities	5,213,829	5,489,469
Total liabilities	179,281,266	145,762,582

Commitments and contingencies

Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 4,932,200 shares authorized; no shares issued or outstanding at June 30, 2021 and December 31, 2020	-	-
Series B convertible preferred stock, $0.0001 par value; 15,200 shares designated; 15,200 and 0 shares issued and oustanding at June 30, 2021 and December 31, 2020, respectively	2	-
Common stock, $0.0001 par value; 300,000,000 shares authorized; 94,872,068 and 64,091,266 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	9,488	6,410
Additional paid-in capital	298,752,278	172,112,688
Accumulated deficit	(117,447,000)	(6,840,871)
Total equity attributable to HOFRE	181,314,768	165,278,227
Non-controlling interest	(356,716)	(196,506)
Total equity	180,958,052	165,081,721
Total liabilities and stockholders’ equity	$360,239,318	$310,844,303

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(110,636,339)	$(22,836,087)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation expense	5,893,067	5,445,423
Amortization of note discounts	2,398,727	6,677,746
Interest paid in kind	952,012	2,199,714
Gain on forgiveness of debt	(390,400)	-
Change in fair value of warrant liability	90,035,112	-
Stock-based compensation expense	3,006,692	-
Changes in operating assets and liabilities:
Accounts receivable	675,668	(346,185)
Prepaid expenses and other assets	(2,033,495)	(3,550,720)
Accounts payable and accrued expenses	(2,060,008)	2,121,854
Due to affiliates	178,436	(3,619,101)
Other liabilities	(275,640)	3,441,126
Net cash used in operating activities	(12,256,168)	(10,466,230)

Cash Flows From Investing Activities
Additions to project development costs and property and equipment	(26,098,120)	(14,688,633)
Purchase of leasehold improvements	-	(156,390)
Net cash used in investing activities	(26,098,120)	(14,845,023)

Cash Flows From Financing Activities
Proceeds from notes payable	6,000,000	36,014,210
Repayments of notes payable	(4,309,947)	(5,572,102)
Payment of financing costs	(15,000)	(135,268)
Proceeds from sale of Series B preferred stock and warrants	15,200,000	-
Proceeds from equity raises, net of offering costs	31,746,996	-
Proceeds from exercise of warrants	23,346,870	-
Net cash provided by financing activities	71,968,919	30,306,840

Net increase in cash and restricted cash	33,614,631	4,995,587

Cash and restricted cash, beginning of year	40,053,461	8,614,592

Cash and restricted cash, end of year	$73,668,092	$13,610,179

Cash	$61,908,208	$2,149,500
Restricted Cash	11,759,884	11,460,679
Total cash and restricted cash	$73,668,092	$13,610,179

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improve comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for HOFV’s results prepared in accordance with GAAP. In additional, the non-GAAP measures HOFV uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended June 30,
	2021	2020
Adjusted EBITDA Reconcilliation
Net income (loss) attributable to HOFRE stockholders	$15,541,053	$(9,698,245)
(Benefit from) provision for income taxes	-	-
Interest expense	1,004,419	2,199,785
Depreciation expense	2,972,130	2,723,303
Amortization of note discounts	1,164,613	3,443,333
EBITDA	20,682,215	(1,331,824)

Change in fair value of warrant liability	(26,315,888)	-
Adjusted EBITDA	$(5,633,673)	$(1,331,824)